UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, Ocean Shore Holding Co. (the “Company”) and its wholly owned subsidiary, Ocean City Home Bank (the “Bank”), entered into a change in control agreement (“Change in Control Agreement”) with Donald Morgenweck, Senior Vice President and Chief Financial Officer (the “Executive”), replacing the Company’s existing change in control agreement entered into with Mr. Morgenweck on December 21, 2004.

The Change in Control Agreement has a term of three years. On each anniversary date, the Board of Directors of the Bank may extend the term of the Change in Control Agreement for an additional one (1) year period beyond the then effective expiration date, provided that the Executive shall not have given at least sixty (60) days’ written notice of his desire that the term not be extended.

Under the Change in Control Agreement, if, within one (1) year of a change in control (as defined in the agreement), the Executive voluntarily terminates his employment with the Bank or the Company or if the Bank or the Company involuntarily terminates his employment, the Executive shall receive a lump-sum payment of an amount equal to three (3) times his “base amount,” within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, for thirty-six (36) months following termination of employment, the Executive will continue to participate in any health and welfare plans of the Bank under the same terms and conditions in effect on the date of the Executive’s termination of employment. If any of the payments or benefits due the Executive under the Change in Control Agreement, or otherwise, constitute an “excess parachute payment” under Section 280G of the Code, the Executive’s benefits will be reduced to an amount that is one dollar ($1.00) less than three (3) times Executive’s base amount.

The foregoing description of the terms of the Change in Control Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Description

10.1	Change in Control Agreement by and between Ocean Shore Holding Co., Ocean City Home Bank and Donald Morgenweck

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: February 12, 2015	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer